UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012 (August 2, 2012)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Navistar International Corporation (the “Company’) is filing this Current Report on Form 8-K/A to provide an update on the estimated range of costs associated to the previously announced voluntary separation program (“VSP”) and the involuntary reduction in force. At the time of the Company’s original filing of its Current Report on Form 8-K, which was filed on August 8, 2012, the Company could not estimate how many of the eligible participants would choose to participate and be accepted into the VSP, nor the number of employees to be impacted by the involuntary reduction in force.

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As previously disclosed in our Current Report on Form 8-K filed on August 8, 2012, Navistar International Corporation (the “Company”) communicated to employees that it is taking actions to control spending across the Company with targeted reductions of certain costs. In addition to the expected integration synergies resulting from its ongoing efforts to consolidate its truck and engine engineering operations, as well as the relocation of its world headquarters, the Company is focusing on continued reductions in the amount of discretionary spending, including but not limited to reductions from efficiencies, or prioritizing or eliminating certain programs or projects.

The Company also announced that it is offering the majority of its U.S.-based non-represented salaried employees the opportunity to apply for a voluntary separation program (“VSP”). Employees who applied and are accepted in the VSP will receive enhanced exit benefits.

The Company further announced that, along with the employees that choose to participate in the VSP, it will use attrition and, if necessary, an involuntary reduction in force to eliminate additional positions in order to meet its targeted reductions goal. Severance benefits of various amounts, depending on the pay grade and length of service of the affected employees, would be payable under the reduction in force.

As of August 29, 2012, the Company determined that an involuntary reduction in force was necessary to meet its targeted cost reduction goals. Furthermore, the Company estimated that it will incur between $40 million and $60 million of restructuring charges based on the number of employees that applied for and are expected to be accepted into the VSP, as well as the number of employees to be impacted by the involuntary reduction in force. The Company expects to complete the VSP and involuntary reduction in force, and recognize substantially all of the related charges, in the fourth quarter of 2012.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2011 and quarterly reports for fiscal 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION (Registrant)

By:	/s/ Andrew J. Cederoth
Name:	Andrew J. Cederoth
Title:	Executive Vice President and Chief Financial Officer

Dated: August 30, 2012